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EXHIBIT 23.1

Independent Auditors' Consent

        We consent to the incorporation by reference in the Registration Statement No. 333-34326 on Form S-8 and Registration Statement No. 333-108501 on Form S-3 of eCollege.com, of our report dated October 24, 2003 relating to the financial statements of DataMark Inc. appearing in this Current Report on Form 8-K/A of eCollege.com filed with the Securities and Exchange Commission on December 2, 2003.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
December 1, 2003

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  EXHIBIT 23.1